Amtech Reports Preliminary Revenue for Fiscal 2012 and Fourth Quarter and Development of Further Cost Reduction Plans

TEMPE, Ariz., Oct. 29, 2012 /PRNewswire/ -- Amtech Systems, Inc. (ASYS), a global supplier of production and automation systems and related supplies for the manufacture of solar cells, semiconductors, and sapphire and silicon wafers, today reported preliminary revenue of $81.5 million in fiscal 2012, including $10.9 million for the fiscal fourth quarter ended September 30, 2012. At September 30, 2012, the company had $46.7 million of unrestricted cash compared to $42.3 million at June 30, 2012.  Amtech expects to incur a significant loss for the quarter ended September 30, 2012. The company also announced it is developing additional cost reduction plans, details of which will be provided in its regularly scheduled fiscal year-end conference call on or about November 20, 2012. Final revenue and other financial details will also be provided at that time.
Fokko Pentinga, Amtech's Chief Executive Officer, commented, "Revenue for the quarter fell short of our guidance due primarily to the timing of final acceptances on several of our solar equipment installations, some of which were subsequently received in October.  While the solar equipment industry continues to be affected by over capacity, we work actively with our Tier 1 customers to support their pursuit of lower costs and higher cell efficiencies. We continue to believe in the longer-term solar opportunity and in our high-end diffusion, ion implanter, new batch PECVD, and N-type technologies.
"We implemented cost reduction plans in the September quarter and are developing further cost reductions plans which we will discuss in our fiscal year-end conference call on or about November 20, 2012."
About Amtech Systems, Inc.
Amtech Systems, Inc. manufactures capital equipment, including silicon wafer handling automation, thermal processing equipment and related consumables used in fabricating solar cells, LED and semiconductor devices. Semiconductors, or semiconductor chips, are fabricated on silicon wafer substrates, sliced from ingots, and are part of the circuitry, or electronic components, of many products including solar cells, computers, telecommunications devices, automotive products, consumer goods, and industrial automation and control systems. The Company's wafer handling, thermal processing and consumable products currently address the diffusion, oxidation, and deposition steps used in the fabrication of solar cells, LEDs, semiconductors, MEMS and the polishing of newly sliced silicon wafers.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("the Company" or "Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "would," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.  Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions and plans and objectives of the Company and its management for future operations.
We cannot guarantee that any forward-looking statement will be realized, although we believe that the expectations reflected in the forward-looking statements are reasonable. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. The Form 10-K that we filed with the Securities and Exchange Commission for the year-ended September 30, 2011 listed various important factors that could affect Amtech's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf.  These factors can be found under the heading "Risk Factors" in the Form 10-K and investors should refer to them.  Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties.  Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc. Bradley C. Anderson Chief Financial Officer (480) 967-5146 irelations@Amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com